EXHIBIT 10.14

               STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION
                                    (Amended)


This Stock Exchange Agreement and Plan of Reorganization (the "Agreement") is made and entered into effective as of this 1st day of September, 1999 by and between OneSource Technologies, Inc., a Delaware corporation, (hereinafter "OneSource"), and Cartridge Care, Inc., an Arizona corporation, and its shareholders Maurice Mallette and Judith Mallette, husband and wife, Maurice Mallette as fiduciary of the Maurice Mallette IRA, and Pasquale Rizzi, a single man, (hereinafter "Cartridge Care" and/or "Shareholders" as the context requires).


                                    RECITALS


A. The Shareholders own one hundred (100%) percent of the issued and outstanding shares (the "CC Shares") of the common stock of Cartridge Care, Inc. ("Cartridge Care"), an Arizona corporation, which stock consists of three hundred (300) Shares of no par value common stock, represented by Certificate Numbers 4 through 7 registered in the names of the Shareholders.

B. The Shareholders desire to exchange shares in a reorganization with OneSource and OneSource desires to exchange its shares (the "OS Shares") with the Shareholders and make Cartridge Care a wholly owned subsidiary of OneSource on the terms and conditions set forth herein, and to enter into certain other agreements in respect thereof, as set forth below.

C. The Boards of Directors of OneSource and Cartridge Care have approved the acquisition of all of the shares of Cartridge Care by OneSource in exchange for shares of OneSource.

D. For federal income tax purposes, it is intended that the exchange of shares shall qualify as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986 as amended.

Now, Therefore, for and in consideration of the mutual representations, warranties, covenants, agreements, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, OneSource, Cartridge Care and the Shareholders agree as follows:

                                   AGREEMENTS

                                    ARTICLE I

                                Purchase and Sale

Section 1.1 Index of Definitions. As used in this Agreement, the following terms shall have the meanings given to them by the sections of this Agreement specified below:

     1.1.1     "Agreement" is defined in the first paragraph.

     1.1.2     "OneSource" is defined in the first paragraph.

     1.1.3     "Closing" is defined in Section 2.1.

     1.1.4     "Closing Date" is defined in Section 2.1.

     1.1.5 "Shareholders" is defined in the first paragraph, and may be used interchangeably with "Stockholders".

     1.1.6     Generally Accepted Accounting Principals ("GAAP") is  defined  in
               Section 2.2.3.

     1.1.7     "Cartridge Care" is defined in Recital A.

     1.1.8     "CC Shares" is defined in Recital A.

     1.1.9     "OS Shares" is defined in Recital B.

Section 1.2 Agreement to Exchange Stock. On the Closing Date, or as soon thereafter as they are able, Shareholders, who hold their shares as set forth below, agree to transfer, assign and deliver such shares constituting all of the issued and outstanding shares of CC Stock, solely for shares of OS stock, and OneSource agrees to receive and exchange its stock for the Shareholder's stock in Cartridge Care. The number of shares of Cartridge Care, and the number and character of shares which are to be assigned, transferred and delivered by OneSource to each Shareholder pursuant to this Agreement are set forth opposite the name of each Shareholder, as set forth below:

                        CC Stock              OS Stock           Character of OS
                        To Be    Delivered    To Be Delivered    Stock and
Shareholder             to OneSource          To Shareholder     Price Per Share
------------------      ------------------    ----------------   ------------------
Pasquale Rizzi          150 Shares            943,750 shares     144 Stock @ $.31788
                        CC Common
                        Stock

Judith and
Maurice Mallette        75 Shares             437,500 shares     144 Stock @ $.31788
                        CC Common
                        Stock

Maurice Mallette
As Fiduciary of the
Maurice Mallette
IRA                     75 Shares             506,250 shares     144 Stock @ $.31788
                        CC Common
                        Stock

(a) The stock defined as 144 stock has not been registered under the federal Securities Act of 1933 or under any state securities laws. The certificates for 144 stock will be issued with the standard legend for OS stock as used by the Company.

(b) The parties further acknowledge that additional stock issuances by OneSource in the future are contemplated, including without limitation the issuance of up to 1.2 million shares of OneSource common stock pursuant to the incentive stock option plan, and a possible public offering of an as yet undetermined amount of OneSource common stock, and possible undetermined amounts for additional acquisitions which are as yet unidentified; provided that this acknowledgement shall not obligate OneSource to issue any of its common stock in any amounts for any purposes whatsoever. Accordingly, OneSource common shares acquired by Shareholder may be subject to dilution.

(c) If for any reason one Stockholder shall fail or refuse to transfer to OneSource all of the CC Shares owned by such Stockholder, such failure or refusal shall not relieve any of the other Stockholders of any obligation under this Agreement. OneSource, in its sole discretion, and without prejudice to its rights against such defaulting Shareholder, may elect to proceed with the exchange of shares with the other Shareholders or may elect to terminate this Agreement without liabilities to any Shareholder hereunder.

                                   ARTICLE II

                                     Closing


Section 2.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur effective on September 1, 1999 or at such other date as may be agreed upon by the parties (the "Closing Date"). In the event the closing does not occur on or before September 30, 1999, either party may terminate this Agreement after such date by five (5) days written notice to the other. The Closing shall occur starting at 9:00 AM at 2329 West Mescal, Suite 304, Phoenix, Arizona 85029, or at such other time and location as may be agreed upon by the parties.

Section 2.2 Shareholder's Deliveries at Closing. At or before the Closing, or as soon thereafter as Shareholders are able to obtain their Shares, Shareholders shall deliver to OneSource in transferable form:

        2.2.1 Certificates Numbered 4 through 7 evidencing three hundred Shares of CC Stock duly endorsed to OneSource or accompanied by such stock powers, assignments separate from certificate, or other instruments of assignment as shall be necessary to transfer title to the Shares to OneSource.

        2.2.2 A Subscription Agreement for OneSource stock in form as attached hereto as Exhibit "A", executed by Sellers.

        2.2.3 A Balance Sheet of Cartridge Care prepared as of July 31, 1999 and an Income Statement of Cartridge Care covering the period from January 1, 1999 through July 31, 1999, which fully, accurately and fairly present the financial position of Cartridge Care as of the date and for the period indicated. Copies of the Balance Sheet and Income Statement have previously been delivered to OneSource. The financials presented were prepared on the basis of GAAP (generally accepted accounting principals).

        2.2.4 The corporate books and records of Cartridge Care, including but not limited to the Articles and By Laws of the corporation, the stock books and registers, and all other files, documents and licenses related to the business of Cartridge Care.

        2.2.5 Shareholders shall execute and deliver such other and further documents as are reasonably required to effectuate the transfer of the Shares by Shareholders to OneSource.

All documents delivered by Shareholders shall be in form satisfactory to OneSource and its counsel.

Section 2.3 OneSource's Deliveries at Closing. At the Closing, or as soon thereafter as reasonably practicable, OneSource shall deliver to Shareholders the following:

        2.3.1 Stock certificates for OS Stock as specified in Section 1.2, issued in the respective names of the Shareholders entitled thereto by delivery to each such Shareholder of its stock certificate evidencing the purchase price as provided in paragraph 1.2.

        2.3.2 An audited Balance Sheet of OneSource Technologies, Inc. as of December 31, 1998 and an audited Income Statement of OneSource Technologies covering the period from January 1, 1998 through December 31, 1998 together with an unaudited balance sheet as of July 31, 1999 and an unaudited income statement from January 1, 1999 through July 31, 1999, which fully, accurately and fairly present the financial position of OneSource Technologies as of the date and for the periods indicated and are free of any material misstatements. Copies of the Balance Sheet and Income Statement at OneSource have previously been delivered to the Shareholders of Cartridge Care. The financials presented shall be on the basis of GAAP accounting.

        2.3.3 An Offering Memorandum of OneSource Technologies dated April 15, 1999.

All  documents   delivered  by  OneSource  shall  be  in  form  satisfactory  to
Shareholders and their Counsel.


                                   ARTICLE III

                         Representations and Warranties

Section 3.1 Shareholders' Representations and Warranties. Shareholders represent and warrant to Buyer that:

        3.1.1 The number of CC Shares issued to Sellers is 300 shares issued on certificates numbered 4 through 7.

        3.1.2 The CC Shares as set forth in paragraph 3.1.1 constitute all of the issued and outstanding capital stock of Cartridge Care and there is no other stock, option, warrant, convertible note or other security, subscription, or other agreement to buy, or sell any security of Cartridge Care issued and outstanding or enforceable against Cartridge Care.

        3.1.3 The CC Shares transferred to OneSource are duly authorized, validly issued, fully paid and non-assessable and are owned free and clear of any lien, encumbrance, pledge, charge, claim, limitation, agreement, or restriction by Shareholders and will be transferred to OneSource free and clear of all liens, claims, encumbrances, pledges, charges, limitations, agreements, or restrictions and such Shares will not be subject to any voting trust, valid proxy, or voting agreement.

        3.1.4 This Agreement constitutes, and other instruments and documents Shareholders are required to deliver under this Agreement will constitute, when executed and delivered, the legally valid and binding obligations of Shareholders, enforceable against Shareholders in accordance with their respective terms.

        3.1.5 Cartridge Care is a corporation duly formed and validly existing under the laws of the State of Arizona and is duly qualified in all jurisdictions in which it does business and has full power and authority to execute and deliver all instruments and documents contemplated by this Agreement to be executed and delivered by Cartridge Care, to consummate the transactions contemplated by this Agreement, and to perform its obligations set forth in this Agreement and in such other instruments and documents.

        3.1.6 The execution, delivery and performance of this Agreement by Shareholders and the consummation by Shareholders of the transactions contemplated herein will not conflict with or constitute a breach of or a default under any contract, agreement, indenture, instrument, order, judgment, decree, law, restriction or regulation by which Shareholders or Cartridge Care is bound.

        3.1.7 To Shareholders' actual knowledge neither Shareholders nor Cartridge Care are subject to or bound by any agreement or any judgment, order, writ, injunction, or decree of any court or governmental body which could prevent the operation, after the Closing, of the business of Cartridge Care in substantially the same manner as such business is presently being operated on the date hereof. All licenses held by Cartridge Care are valid and existing and no license has been suspended or revoked by any jurisdiction in which Cartridge Care does business.

        3.1.8 To Shareholders' actual knowledge there is no action, suit or proceeding pending or threatened against Shareholders or Cartridge Care before any court or administrative agency, which could prevent the carrying out of this Agreement by Shareholders.

        3.1.9 Shareholders represent that there are no outstanding leases either real or personal of Cartridge Care as of the Closing, except for such auto leases as are reflected on its financials, and a lease of its current office space which expires October 1, 1999.

        3.1.10 Except for the agreements previously disclosed and reflected on its financials, Cartridge Care is not a party to any other material agreements or contracts, written or verbal.

        3.1.13  The  financial   statements  provided  OneSource  on  behalf  of
        Cartridge Care fully, accurately, and fairly present the financial position of Cartridge Care as of the dates and for the periods indicated and are free of any material misstatements.

        3.1.14 All employees of Cartridge Care, are correctly classified and there are no contingent liabilities for employee trust fund or employee taxes. Cartridge Care has employed independent contractors as previously disclosed All payroll, taxes, withholding, and trust fund taxes, and worker's compensation insurance related to periods prior to December 31,

        1998 have been paid on a timely basis by Cartridge Care and the second quarter payment of such amounts due June 30, 1999, has been paid when due.

        3.1.15 Cartridge Care has filed all required tax returns in every jurisdiction in which it has conducted business, and has paid all taxes and other assessments thereon when due. All income, sales, excise, payroll, personal property, license and transaction privilege taxes due and payable in connection with the operation of Cartridge Care prior to Closing have been paid prior to delinquency and all returns due in connection therewith have been filed. The financial statements presented reflect proper accounting for all taxes not yet paid as of July 31, 1999.

        3.1.16 Cartridge Care has taken reasonable steps to ensure that its equipment, computer systems, accounting and other software include or shall include design and performance capabilities so that prior to, during, and after the calendar year 2000, they will not malfunction, produce invalid or incorrect results or abnormally cease to function due solely to the year 2000 date change. Such design and performance capabilities shall include without limitation the ability to recognize the century and to manage and manipulate data involving dates, including single century and multiple century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing an abnormal ending.

        3.1.17  To  Shareholders'   actual  knowledge  Cartridge  Care  has  not
        improperly used, stored, or disposed of any chemicals or materials in violation of federal, state, or local law.

        3.1.18 Shareholders are responsible for all of the tax aspects of the transaction as they affect their exchange of Shares and Shareholders represent that they have not relied on OneSource for tax advice. Both parties represent that it is their intention to maintain their interest in the other, and that they have no present plans to dispose of such interest.

        3.1.19 Shareholders acknowledge that they are accredited investors as that term is used in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

        3.1.20 Shareholders have not engaged the services of a Broker in connection with the transactions contemplated by this Agreement.

Section 3.2 OneSource's Representations and Warranties. OneSource represents and warrants to Shareholders as follows:

        3.2.1 This Agreement constitutes, and such other instruments and documents when executed and delivered will constitute, legally valid and binding obligations of OneSource enforceable against OneSource in accordance with its respective terms.

        3.2.2 The execution, delivery, and performance of this Agreement by OneSource and the consummation by OneSource of the transactions contemplated herein will not conflict with or constitute a breach of or a default under any contract, agreement, indenture, instrument, order, judgment, decree, law, restriction, or regulation by which OneSource is bound. OneSource is not subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or governmental body, which could prevent the carrying out by OneSource of this Agreement or the transactions, contemplated by this Agreement.

        3.2.3 OneSource has not engaged the services of a broker in connection with the transactions contemplated by this Agreement.

        3.2.4 OneSource acknowledges and agrees that neither Shareholders nor Cartridge Care is guaranteeing that any of Cartridge Care accounts will be collected, or are collectible.

        3.2.5 To OneSource's actual knowledge there is no action, suit or proceeding pending or threatened against OneSource before any court or administrative agency which could prevent the carrying out of this Agreement by Shareholders. Current litigation in which OneSource is engaged has been disclosed to Shareholders..

        3.2.6 OneSource has furnished financial statements to Shareholders for review prior to Closing and hereby represents and warrants that the aforesaid financials fully, accurately, and fairly present the financial position of OneSource as of the dates and for the period indicated and are free from any material misstatements. OneSource further represents that, since the date of such financial statements there have been no material adverse changes in the financial condition or prospects of OneSource.

        3.2.7 The Offering Memorandum dated April 15, 1999 is true, correct and complete in all material aspects except such as have been fully disclosed to Shareholders.

Section 3.3 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, whether made by OneSource or Shareholders, shall be deemed to be made again at Closing and all of the representations, warranties, covenants and obligations of either Party under this Agreement shall survive the Closing for a period of one (1) year during which any claim for breach thereof shall be made. The knowledge of either party of any event, circumstance, or fact shall not vitiate or otherwise impair any of the representations and warranties made herein, or any of the rights and remedies available to either party with respect to such representations or warranties.

                                   ARTICLE IV

                         Covenants of Sellers and Buyers


Section 4.1 Operation of Business of Cartridge Care. From July 31, 1999 through the Closing


Date hereof, Shareholders agree to operate Cartridge Care in accordance with their past practice and to carry on its operations in the ordinary course of business. Shareholders shall not consummate any transaction not in the ordinary course of business.

Section 4.2 Operation of Business of OneSource. From July 31, 1999 through the Closing Date hereof, OneSource agrees to operate its business in accordance with past practice and to carry on its operation in the ordinary course of business.


                                    ARTICLE V

                               Closing Conditions


Section 5.1 Conditions Precedent to Shareholders' Obligation to Close. The obligation of Shareholders to close the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

        5.1.1 OneSource has performed all of its obligations to be performed hereunder on or before the Closing Date.

        5.1.2 The representations and warranties made by OneSource in this Agreement are true on the date hereof and on the Closing Date.

Section 5.2 Conditions Precedent to OneSource's Obligation to Close. The obligation of OneSource to close the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

        5.2.1 Shareholders have performed all of their obligations to be performed hereunder on or before the Closing Date.

        5.2.2 The representations and warranties made by Shareholders in this Agreement are true on the date thereof and on the Closing Date.

Section 5.3 Waiver of Conditions. Either Shareholders or OneSource may waive any of the conditions set forth in Section 5.1 and close this Agreement without such conditions having been satisfied. Any such waiver must be in writing, signed by both parties to this Agreement.

                                   ARTICLE VI

                                 Indemnification


6.1 Obligations of Shareholders. Shareholders agree to indemnify, hold harmless, and to reimburse OneSource and Cartridge Care and their respective directors, officers, employees, affiliates, agents and assigns (the "Indemnified Parties") from and against any and all claims, demands, obligations, liabilities, actions, suits, damages, losses, costs or expenses including without limitation, interest and penalties, attorney's fees, costs of investigation and any amounts paid in settlement, asserted against, resulting to, imposed upon or arising from any material inaccuracy in, breach or non-fulfillment of any of the representations, warranties, covenants or agreements made by Shareholders in or pursuant to this Agreement.

6.2 Obligations of OneSource. OneSource agrees to indemnify, hold harmless and to reimburse the Shareholders of Cartridge Care from and against any and all claims, demands, obligations, liabilities, actions, suits, damages, losses, costs, or expenses including without limitation, interest and penalties, attorney's fees, costs of investigation and any amounts paid in settlement, asserted against, resulting to, imposed upon or arising from any material inaccuracy in, breach or non- fulfillment of any of the representations, warranties, covenants, or agreements made by OneSource in or pursuant to this Agreement and further agrees except to the extent that damages are caused by the acts of Shareholders as executive officers of Cartridge Care, to indemnify Shareholders from any acts related to the future operation of Cartridge Care.

6.3 Notice. Any party seeking indemnification with respect to a claim shall give notice to the party required to provide indemnification within ten (10) days after the injured party has received actual notice of a claim which involves matters as to which the party would be entitled to assert a claim under the indemnification provisions herein. A party receiving notice of a claim subject to indemnification shall promptly assume the defense of the claim with experienced counsel satisfactory to the indemnified party. If the indemnifying party fails within fifteen (15) days after receipt of a notice of an indemnifiable claim to assume the defense of the indemnified party, the indemnified party shall have the right to undertake the defense of the claim on behalf of and for the account and risk of the indemnifying party.


                                   ARTICLE VII

                                  Miscellaneous


Section 7.1 Risk of Loss. All risk of loss to the assets and operations of Cartridge Care shall be on Shareholders prior to the completion of the Closing on the Closing Date and on OneSource after the completion of Closing on the Closing Date. In the event any material portion of the assets of Cartridge Care are destroyed or damaged by casualty or other cause prior to the Closing and not replaced or repaired by Shareholders prior to the Closing Date, OneSource may terminate this Agreement by written notice to Shareholders.

Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

Section 7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, except as set forth in the other agreements attached as Exhibits hereto or referred to herein.

Section 7.4 Amendment. This Agreement may not be amended except by an instrument in writing signed by all parties.

Section 7.5 Severability. To the full extent possible each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to any particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provisions shall be deemed severed from this Agreement and this Agreement shall otherwise remain in full force and effect.

Section 7.6 No Third Party Beneficiary. Nothing contained in this Agreement is intended to benefit or confer any rights on any person or entity not a party to this Agreement, and no such other person or entity shall have any right or cause of action hereunder.

Section 7.7  Time.  Time is of the essence of this Agreement.

Section 7.8 Further Instruments and Acts. Each party shall execute and deliver such further instruments and shall perform such further acts as reasonably may be necessary or appropriate to effectuate the intent of this Agreement.

Section 7.9 Litigation. If a dispute arises out of, concerns or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. If the dispute cannot be settled through negotiation or mediation, the Parties agree to submit the dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Section 7.10 Notices. Any notices that may be required under this Agreement shall be in writing and shall be given by personal delivery, delivery by an overnight courier, or by certified or registered United States mail, return receipt requested, to the addresses set forth below, or to such other addresses as may be specified from time to time in writing and shall be effective on the earlier of the date of personal or courier delivery or five days following deposit in the United States mail:

If to OneSource:         Jerry Washburn
                         President
                         OneSource Technologies, Inc.
                         2329 West Mescal
                         Suite 304
                         Phoenix, Arizona 85029

With a copy to:          James A. Deer, Esq.
                         16060 North 81st Street
                         Suite 1
                         Scottsdale, Arizona 85260

If to Shareholders:      Maurice E. Mallette and
                         Judith A. Mallette
                         11744 East Sand Hills Road
                         Scottsdale, Arizona 85255
                         Pasquale Rizzi
                         17837 North 53rd Street
                         Scottsdale, Arizona 85254

With a copy to:          James A. Deer, Esq.
                         16060 North 81st Street
                         Suite 1
                         Scottsdale, Arizona 85260

Section 7.11 Binding Effect. Subject to the terms and provisions of this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and to any successors to or assigns of Buyer and toSeller's heirs and the personal representatives of Seller's estates.

Section 7.12 Waiver. The failure of any party to exercise any right or remedy arising out of a breach of the Agreement by the other party shall not be deemed a waiver of any right or remedy with respect to any subsequent or different breach, or the continuance of any existing breach.

Section 7.13 Nonassignability. This Agreement may not be assigned by either party without the prior written consent of the other party and any assignment made without such consent shall be void and unenforceable.

Section 7.14 Construction. This Agreement is intended to express the mutual intent of the parties and, irrespective of the identity of the party preparing this Agreement or any document or instrument referred to herein, no rule of strict construction against the party preparing any document shall be applied.

Section 7.15 Incorporation of Recitals and Exhibits. The recitals set forth above and all exhibits attached hereto are incorporated into this Agreement by reference and made a part hereof.

Section 7.16 Expenses and Broker's Fees. The parties shall each bear their own costs, including attorneys' fees and accounting fees, incurred in connection with the negotiation, due diligence and preparation of this Agreement, the Closing of this transaction, and all matters incident thereto. Buyer and Sellers each represent and warrant that they have not employed any broker in connection with this transaction and that the payment of any commission(s) due brokers or finders in connection with this transaction shall be the sole responsibility of the party who engaged the Broker.

Section 7.17 Publicity. The parties agree to cooperate as to the timing and content of any announcement of this transaction to the public or to employees or customers.

Section 7.18 No Joint Venture. The relationship between the Parties is that of Buyer and Seller. Except as expressly set forth herein nothing in this Agreement shall create, nor be construed to create, any agency, joint venture, or partner relationship between the Parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     ONESOURCE TECHNOLOGIES, INC.

                                     By: /s/ Jerry Washburn
                                     ------------------------------
                                           Jerry Washburn,
                                           President

Attest:

/s/ Donald Gause
Donald Gause
Secretary/Treasurer



                                     STOCKHOLDERS

                                     /s/ Pasquale Rizzi
                                     ------------------------
                                     Pasquale Rizzi

                                     /s/ Judith Mallette
                                     ------------------------
                                     Judith Mallette

                                     /s/ Maurice Mallette
                                     ------------------------
                                     Maurice Mallette

                                     /s/ Maurice Mallette
                                     ------------------------
                                     Maurice Mallette as fiduciary of the
                                     Maurice Mallette IRA